UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously announced, Gevo, Inc., a Delaware corporation (the “Company”), intends to offer and sell, subject to market and other conditions, shares of its common stock in a best efforts public offering. The Company intends to use the net proceeds from the offering of the shares (the “Offering”) to fund working capital and for other general corporate purposes, which may include the repayment of outstanding indebtedness. The shares are being offered and sold pursuant to a base prospectus, dated May 15, 2013, and a prospectus supplement, dated June 10, 2016, pursuant to the Company’s registration statement on Form S-3 (File No. 333-187893), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 15, 2013 and remains effective pursuant to Rule 415(a)(5) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated herein by reference.

Placement Agency Agreement

On June 10, 2016, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Cowen and Company, LLC (the “Representative”), as placement agent and representative of the several placement agents, if any, participating in the Offering (the “Placement Agents”), relating to the sale and issuance by the Company of shares of common stock directly to investors in a best efforts public offering. Subject to the terms and conditions contained in the Placement Agency Agreement, the Placement Agents used their commercially reasonable best efforts to solicit from such investors an offer to purchase an aggregate of approximately $9.5 million of common stock, but do not have any obligations to buy any shares of common stock from the Company nor are the Placement Agents required to arrange the purchase or sale of any shares of common stock. The Company has agreed to pay the Placement Agents a placement fee equal to 6% of the aggregate gross proceeds to the Company from the sale of shares of common stock in the Offering. The Company has agreed to reimburse the Representative for certain of its out-of-pocket expenses.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agents, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Placement Agency Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Placement Agency Agreement, a copy of which is attached hereto as Exhibit 1.1, and the terms of which are incorporated herein by reference.

Securities Purchase Agreements

On June 10, 2016, the Company entered into a Securities Purchase Agreement with each investor participating in the Offering (each, a “Stock Purchase Agreement”), pursuant to which each such investor has agreed to purchase, and the Company has agreed to sell, a specified number of shares of common stock. The Stock Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company. The representations, warranties and covenants contained in the Stock Purchase Agreement are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary is qualified in its entirety by reference to the text of the form of Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 11, 2015, the Company issued and sold in an underwritten public offering an aggregate of 10,050,000 Series D warrants to purchase one share of the Company’s common stock (each, a “Series D Warrant”). A form of the Series D Warrant was previously filed as Exhibit 4.1 on a Current Report on Form 8-K filed on December 15, 2015.

On June 8, 2016, the Company and certain holders of Series D Warrants entered into amendments to Series D Warrants held by such holders and collectively representing the right to acquire approximately 4,167,391 shares of the Company’s common stock (the “Amendments”). The Amendments increased the exercise price of such Series D Warrants from $0.10 per share to $0.175 per share and accelerated the initial exercise date of such Series D Warrants from June 11, 2016 to June 8, 2016. All other terms of the Series D Warrants remain unchanged.

The foregoing summary is qualified in its entirety by reference to the full text of the form of Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01. Other Events.

On June 10, 2016, the Company issued a press release announcing that the shares of common stock to be sold in the Offering would be sold at a public offering price of $0.45 per share. The Offering is expected to close on or about June 15, 2016, subject to customary closing conditions. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

A shelf registration statement relating to the shares of common stock to be issued in the Offering was filed with the SEC and is effective. Preliminary and final prospectus supplements describing the terms of the Offering have also been filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, via telephone at (631) 274-2806 or via facsimile at (631) 254-7140 or from Rodman & Renshaw via email at placements@hcwco.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in the attached exhibits may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company’s expectations regarding the sale of its securities in the Offering, the Company’s intended use of the net proceeds from the Offering, the anticipated closing date of the Offering and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the prospectus supplement for the Offering. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Placement Agency Agreement, dated June 10, 2016, by and between Gevo, Inc. and Cowen and Company, LLC.

4.1	Form of Amendment No. 1 to Series D Warrant.

5.1	Opinion of Paul Hastings LLP.

10.1	Form Securities Purchase Agreement.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release dated June 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mike Willis
Mike Willis
Chief Financial Officer

Date: June 10, 2016